EXHIBIT 99.1

Company Contact:	Investor Relations Contact:
RELM Wireless Corporation	R J Falkner & Company, Inc.
David P. Storey, President & CEO	R Jerry Falkner, CFA
(321) 984-1414	(800) 377-9893

RELM WIRELESS SECURES NEW REVOLVING CREDIT FACILITY

WEST MELBOURNE, FL, October 28, 2008 -- RELM Wireless Corporation (AMEX: RWC) today announced the closing of a $3.5 million revolving line of credit with Silicon Valley Bank.  The revolving line of credit has a two-year term and is secured by substantially all of the Company’s assets, principally trade receivables and inventory.  The revolving line of credit with Silicon Valley Bank replaced the Company’s revolving line of credit with RBC Centura Bank, which the Company terminated prior to the closing.

“We are pleased to reestablish our longstanding relationship with Silicon Valley Bank and to secure a credit facility to provide, if needed, additional working capital to execute our strategic business plans and growth initiatives, including the continued expansion of our next-generation KNG P25 digital product line,” stated RELM President and Chief Executive Officer Dave Storey.  “Additionally, considering the current credit environment, this financing package indicates Silicon Valley Bank’s confidence in our operations and plans for future growth and success.”

For additional information about the Company’s revolving credit facility with Silicon Valley Bank, please see the Company’s Current Report on Form 8-K dated October 23, 2008 to be filed with the Securities and Exchange Commission later today.

About Silicon Valley Bank

Silicon Valley Bank, a prominent financing source in high-technology sectors, provides diversified financial services to emerging growth and mature companies.  Through its focus on specialized markets and extensive knowledge of the people and business issues driving them, Silicon Valley Bank provides a level of service and partnership that measurably impacts its clients’ success.  Founded in 1983 and headquartered in Santa Clara, California, the company serves more than 11,000 clients across the country through 27 U.S. offices and five international operations.  More information on Silicon Valley Bank can be found at www.svb.com.

About RELM Wireless Corporation

For more than 60 years, RELM Wireless Corporation has manufactured and marketed high-specification two-way communications equipment for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications, including disaster recovery. Advances include new interoperable, low-cost digital two-way radios compliant with APCO Project 25 technical specifications. Products are manufactured and distributed under BK Radio, RELM/BK and RELM product lines. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: reliance on contract manufacturers; heavy reliance on sales to the U.S. Government;; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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